FOR IMMEDIATE RELEASE	Contact: Matt Funke, CFO
February 25, 2014	(573) 778-1800

SOUTHERN MISSOURI BANCORP AND PEOPLES SERVICE COMPANY
ANNOUNCE AGREEMENT TO MERGE
SMBC SCHEDULES CONFERENCE CALL FOR FRIDAY, FEBRUARY 28, 2014, AT 11:00 AM CENTRAL

Poplar Bluff, Missouri - Southern Missouri Bancorp, Inc. (NASDAQ: SMBC, “Southern Missouri”), the parent corporation of Southern Bank, and Peoples Service Company (“Peoples”), which is the 80% owner of Peoples Banking Company (“PBC”), which is the 100% owner of Peoples Bank of the Ozarks, today announced the signing of a definitive merger agreement whereby Southern Missouri will acquire Peoples in a stock and cash transaction.  The minority shareholders of PBC will be entitled to receive the merger consideration payable under the terms of the merger agreement.

Peoples operates ten branches in Christian, Greene, Stone, Taney, and Webster counties in southwest Missouri.  Eight of these branches are located in the Springfield, Missouri, Metropolitan Statistical Area (MSA).  At December 31, 2013, Peoples’ consolidated assets were $275 million, including loans, net, of $191 million, while deposits totaled $230 million.

Southern Missouri, following its February 21, 2014, acquisition of Citizens State Bankshares of Bald Knob, Inc., Bald Knob, Arkansas (the parent corporation of Citizens State Bank), would have reported total assets at December 31, 2013, of approximately $1.0 billion, including loans, net, of $760 million, and total deposits of $792 million, on a pro forma basis.

After Southern Missouri’s acquisition of Peoples, the combined company’s total assets will approximate $1.3 billion, with total loans, net, of $951 million, and total deposits of $1.0 billion.  The combined company will operate 35 branches in southern Missouri and northeast and north central Arkansas.

Under the terms of the merger agreement, unanimously approved by the boards of both entities, Peoples Service Company shareholders will receive 0.3289 shares of Southern Missouri common stock and $10.90 in cash for each share of Peoples common stock, subject to adjustment based on Peoples’ capital at closing.  Based on the average closing price of $33.13 per share for Southern Missouri stock over the most recent 20 trading days, the deal is valued at approximately $22.9 million.  As part of the merger, Southern Missouri will also assume approximately $6.5 million in subordinated debt and retire $2.9 million in other debt.

 “Southern Missouri Bancorp and Southern Bank are delighted to announce this merger with an organization having deep roots in southwest Missouri,” stated Greg Steffens, President and CEO of Southern Missouri.  “We have great respect for Peoples Bank of the Ozarks, we’re excited to welcome their employees to our family, and we look forward to serving their customers.”

 “We have been interested for some time in expanding our presence in and around Springfield, Missouri,” explained Steffens, “and we first began working towards that in mid-2010, with the opening of a loan production office in that market.  We have experienced strong loan growth in what is now a full-service facility in Springfield, but this partnership provides a great opportunity to build on that with Peoples’ substantial retail presence in the market.”  At December 31, 2013, loans originated out of Southern Missouri’s location in Springfield totaled approximately $128 million.

Todd Hensley, Chairman and CEO of Peoples, is expected to join the board of directors for the combined entity.  “Peoples Service Company is the culmination of approximately 40 years of my family’s involvement in the community banking industry,” commented Mr. Hensley. “Southern Missouri Bancorp is a community-focused partner that can help us both leverage the strength of our franchise and continue to thrive in the ever-changing banking environment. We believe the proposed combination will provide improved service and product choices to our customers and even greater opportunity to our associates. We feel this partnership truly offers a win-win result for everyone: our communities, our customers, and our associates.”

“This transaction marks the most significant strategic move for Southern Missouri during my tenure with the company, which began in 1998” noted Steffens.  “Our management team and board of directors believe that every acquisition should make good financial sense for Southern Missouri shareholders, and in this instance, we expect the transaction to be immediately accretive to earnings per share, after transaction-related expenses, and to be accretive to tangible book value after four years.  Our investors may note that this period is longer than we’ve been willing to accept in other transactions; however, we believe that the strategic opportunities this merger affords our organization will prove to make it a wise investment.”

Southern Missouri and Peoples anticipate completion of the transaction in the third calendar quarter of 2014, subject to satisfaction of customary closing conditions, including regulatory and shareholder approvals, and consummation of an exchange transaction involving the minority shareholders of PBC.

Sandler O’Neill + Partners, L.P. acted as financial advisor and Patton Boggs LLP served as legal advisor to Peoples, while Silver, Freedman, Taff & Tiernan LLP served as legal advisor to Southern Missouri.

Conference Call:

Southern Missouri will host a conference call on Friday, February 28, 2014, at 11:00 a.m., central time (12:00 noon, eastern time) to review the information provided in this press release.  The call will be available live to interested parties by calling 1-888-317-6016 in the United States (Canada: 1-855-669-9657, international: 1-412-317-6016).  Telephone playback will be available one hour following the conclusion of the call, through March 16, 2014.  The playback may be accessed by dialing 1-877-344-7529 (Canada: 1-855-669-9658, international: 1-412-317-0088), and using the conference passcode 10042047.

Forward-Looking Information:

Except for the historical information contained herein, the matters discussed in this press release may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from the forward-looking statements, including: the requisite regulatory and shareholder approvals for this acquisition might not be obtained, the exchange transaction involving the minority shareholders of PBC might not be consummated, or other conditions to completion of the transaction might not be satisfied or waived; expected cost savings, synergies and other benefits from Southern Missouri’s merger and acquisition activities, including this acquisition and Southern Missouri’s other recently completed acquisitions, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; fluctuations in interest rates and in real estate values; monetary and fiscal policies of the Board of Governors of the Federal Reserve System and the U.S. Government and other governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; our ability to access cost-effective funding; the timely development of and acceptance of our new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in our market area; legislative or regulatory changes that adversely affect our business; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets; the impact of technological changes; and our success at managing the risks involved in the foregoing. Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statements.

No Offer or Solicitation:

This press release is being provided for informational purposes only and does not constitute (i) an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, (ii) an offer to exchange any securities or (iii) the solicitation of any vote for approval of any transaction. There shall not be any offer, solicitation, sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation, sale, or exchange is not permitted.